Exhibit 99.2

FINAL VERSION

Select Medical Holdings Corporation
4714 Gettysburg Road, P.O. Box 2034
Mechanicsburg, PA 17055

November 19, 2024

Dear Select Medical Stockholder:

On November 6, 2024, the board of directors of Select Medical Holdings Corporation (“Select Medical” or the “Company”), authorized a special stock distribution to its stockholders of 104,093,503 shares of common stock, par value $0.01 per share, of Concentra Group Holdings Parent, Inc. (“Concentra”), and represent approximately 81.7% of the outstanding shares of Concentra common stock. The shares of Concentra stock that will be distributed were held by Select Medical Corporation (“SMC”), a wholly-owned subsidiary of the Company, and will be distributed by SMC to the Company immediately prior to the special stock distribution to the stockholders of Select Medical. Following this special stock distribution, which we refer to as the distribution, we will no longer hold any shares of Concentra common stock.

The distribution will be made as of 5:00 p.m., New York City time, on November 25, 2024 (the “Distribution Date”), by means of a pro rata distribution to all Select Medical stockholders of record on November 18, 2024 (the “Record Date”). As of the Record Date, there were 128,992,850 shares of common stock, par value $0.001 per share, of Select Medical outstanding. Accordingly, Select Medical stockholders will receive 0.806971 shares of Concentra common stock for every one share of Select Medical common stock held as of the Record Date. No fractional shares of Concentra common stock will be received by Select Medical stockholders. Instead, Select Medical stockholders will receive a cash payment in lieu of any fraction of a share of Concentra common stock that they otherwise would have received, pursuant to the procedures described below.

If you sell your shares of Select Medical common stock prior to or on the Distribution Date, you also may be selling your right to receive the special stock distribution of shares of Concentra common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling Select Medical common stock prior to or on the Distribution Date.

Following the distribution, shares of Select Medical common stock will continue to trade on the New York Stock Exchange under the symbol “SEM,” and shares of Concentra common stock will continue to trade on the New York Stock Exchange under the symbol “CON.” You do not need to take any action to receive your shares of Concentra common stock. Further, you do not need to pay any consideration for the shares of Concentra common stock that will be distributed to you or surrender or exchange your shares of Select Medical common stock to receive the distribution of shares of Concentra common stock. The distribution will not affect the number of shares of Select Medical common stock that you hold.

The attached information statement provides you with important information concerning the distribution, including (1) the material U.S. federal income tax consequences of the distribution, (2) how we determined the number of shares of Concentra common stock that you will receive, (3) how fractional shares will be treated, (4) a brief description of the background and business of Concentra and (5) how you can obtain additional information about these matters.

On behalf of our board of directors, thank you for your continued interest in Select Medical.

Sincerely,

Michael E. Tarvin
Senior Executive Vice President, General Counsel and Secretary

SELECT MEDICAL HOLDINGS CORPORATION
4714 GETTYSBURG ROAD, P.O. BOX 2034
MECHANICSBURG, PA 17055

INFORMATION STATEMENT
Spin-off of Concentra Group Holdings Parent, Inc. by Select Medical Holdings
Corporation through the Distribution of
Concentra Group Holdings Parent, Inc. Common Stock

On July 26, 2024, Concentra Group Holdings Parent, Inc. (“Concentra”) completed the initial public offering (“IPO”) of 22,500,000 shares of Concentra common stock (which we refer to as “Concentra common stock”). On August 27, 2024, an additional 750,000 shares of Concentra’s common stock were issued upon the partial exercise of the underwriters’ overallotment option. . Prior to the IPO, Select Medical Corporation (“SMC”), a wholly-owned subsidiary of Select Medical Holdings Corporation (which we refer to as “Select Medical”, and the terms “we” and “our” refer to Select Medical and its subsidiaries) owned 100% of Concentra’s outstanding common stock. Immediately following the IPO and the partial exercise of the underwriters’ overallotment option, SMC owned 104,093,503 shares of Concentra common stock, or approximately 81.7% of Concentra’s outstanding common stock. On November 6, 2024, we announced that our board of directors authorized a special stock distribution to Select Medical stockholders of the 104,093,503 shares of Concentra common stock. Immediately prior to the special stock distribution, SMC will distribute 104,093,503 shares of Concentra common stock to us which we will then immediately further distribute to our stockholders.

We are sending you this information statement in connection with the distribution. In the distribution, which will be done on a pro rata basis through a special stock distribution, holders of shares of common stock, par value $0.001 per share, of Select Medical (which we refer to as “Select Medical common stock”), including unvested shares of Select Medical common stock issued pursuant to the Select Medical Holdings Corporation 2020 Equity Incentive Plan, will receive 0.806971 shares of Concentra common stock for each outstanding share of Select Medical common stock that they own as of 5:00 p.m., New York City time, on November 18, 2024 (the “Record Date”). The distribution will be made as of 5:00 p.m., New York City time, on November 25, 2024 (the “Distribution Date”). Following the distribution, Select Medical will no longer own any shares of Concentra.

If you sell your shares of Select Medical common stock prior to or on the Distribution Date, you also may be selling your right to receive the special stock distribution of shares of Concentra common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling Select Medical common stock prior to or on the Distribution Date.

The distribution is intended to be generally tax free to our stockholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” below. You are urged to consult your own tax advisor to determine the particular tax consequences of the distribution to you in your specific circumstances, including the applicability and effect of any federal, state, local and foreign tax laws.

No vote of Select Medical stockholders is required in connection with the distribution. Therefore, you are not required to take any action. We are sending you this information statement, which contains information about the terms of the distribution and Concentra, for your information only. Select Medical stockholders of record on the Record Date will receive account statements reflecting their ownership interest in shares of Concentra common stock. The Concentra common stock issued in the distribution will only be in book-entry form. Select Medical stockholders who hold their shares through brokers or other nominees will have their shares of Concentra common stock credited to their accounts by their nominees or brokers. For additional information, registered stockholders in the United States and Canada should contact Select Medical’s transfer agent, Computershare Trust Company, N.A. at 1-800-736-3001. Stockholders from outside the United States may call 1-781-575-3100.

Neither the U.S. Securities and Exchange Commission nor any state securities regulators, nor any foreign securities regulatory authority, has approved or disapproved of the shares of Concentra common stock to be issued to you pursuant to this distribution or determined if this information statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this information statement is November 19, 2024.

QUESTIONS AND ANSWERS REGARDING THE DISTRIBUTION OF CONCENTRA GROUP HOLDINGS PARENT, INC. COMMON STOCK

1.	I own shares of Select Medical common stock. What will I receive as a result of the distribution? Select Medical will distribute 0.806971 shares of Concentra common stock for each share of Select Medical common stock outstanding as of the Record Date for the distribution. The final distribution ratio was calculated by dividing the 104,093,503 shares of Concentra common stock to be distributed by the number of shares of Select Medical common stock outstanding on the Record Date. You will receive a cash payment for the value of any fractional share which you are entitled to receive, pursuant to the procedures described below.

2.	What is the Record Date for the distribution, and when will the distribution occur? The Record Date is November 18, 2024, and ownership of shares of Select Medical common stock on the Record Date is determined as of 5:00 p.m., New York City time, on that date. Shares of Concentra common stock will be distributed as of 5:00 p.m., New York City time, on November 25, 2024. We refer to this date as the Distribution Date.

3.	What do I have to do to participate in the distribution? No action is required by Select Medical stockholders to receive their shares of Concentra common stock. The distribution will be made on the Distribution Date on the basis of 0.806971 shares of Concentra common stock for each share of Select Medical common stock held as of 5:00 p.m., New York City time, on the Record Date, subject to a cash payment in lieu of any fractional shares, pursuant to the procedures described below. You may also participate in the distribution if you purchase shares of Select Medical common stock in the “regular way” market following the Record Date as described in question 4 below.

4.	If I sell my shares of Select Medical common stock before the Distribution Date, will I still be entitled to receive shares of Concentra common stock in the distribution? Beginning on the Record Date, and continuing through the close of trading on the Distribution Date, the following markets will exist in shares of Select Medical common stock and Concentra common stock:

•	Select Medical common stock “regular way” market (NYSE: SEM): Shares of Select Medical common stock that trade in the “regular way” market will trade with “due bills,” which are entitlements to shares of Concentra common stock to be distributed in the distribution. Any holders of shares of Select Medical common stock who sell Select Medical shares outstanding as of the Record Date the “regular way” prior to or on the Distribution Date will also be selling their right to receive the shares of Concentra common stock that were to be distributed to them in respect of those shares of Select Medical common stock.

•	Select Medical common stock “ex-distribution/when-issued” market (NYSE: SEM WI): Shares of Select Medical common stock that trade in the “ex-distribution/when-issued” market will trade without an entitlement to shares of Concentra common stock to be distributed in the distribution. If you own shares of Select Medical common stock on the Record Date and sell those shares of Select Medical common stock in the “ex-distribution/when-issued” market prior to or on the Distribution Date, you will still receive the shares of Concentra common stock that were to be distributed to you in respect of those shares of Select Medical common stock.

•	Concentra common stock “regular way” market (NYSE: CON): The “regular way” market is the same market for Concentra common stock that has been in existence since Concentra completed its initial public offering of its common stock in July 2024.

•	Concentra common stock “when-issued” market (NYSE: CON WI): The “when-issued” market for Concentra common stock relates to the shares of Concentra common stock that will be distributed to Select Medical stockholders in the distribution. Therefore, if you are entitled to receive shares of Concentra common stock in the distribution, you may trade your entitlement to such shares of Concentra common stock, without the corresponding shares of Select Medical common stock you own, in the Concentra common stock “when-issued” market.

All trades in the “regular way” markets will settle on the trading day after the trade date. The “due bills” will settle on the trading day after the Distribution Date. All trades in the “ex-distribution/when-issued” market and “when-issued” markets will settle on the second trading day after the Distribution Date, irrespective of the trade date.

You are encouraged to consult with your financial advisor regarding the specific implications of trading shares of Select Medical common stock or Concentra common stock prior to or on the Distribution Date.

5.	How will the distribution affect the number of shares of Select Medical common stock I currently hold? The number of shares of Select Medical common stock you hold will not be changed as a result of the distribution. While the number of shares of Select Medical common stock you hold will not change as a result of the distribution, the market value of Select Medical common stock will likely adjust to reflect Select Medical’s disposition of Concentra common stock.

6.	What are the material U.S. federal income tax consequences of the distribution to Select Medical stockholders? The distribution is intended to be generally tax free to our stockholders for U.S. federal income tax purposes. Select Medical has obtained a private letter ruling from the U.S. Internal Revenue Service with respect to the distribution. Select Medical also expects to receive a written opinion from each of Dechert LLP and KPMG LLP that the distribution will qualify as a distribution governed by Section 355(a) of the Internal Revenue Code, as amended, which we refer to as the Code, and no gain or loss will be recognized by the stockholders of Select Medical upon their receipt of Concentra common stock in the distribution. Based on the receipt and accuracy of such private letter ruling and opinions and the accuracy of the representation relied upon by each, except with respect to (i) any cash received in lieu of any fractional shares pursuant to the procedures described below and (ii) any Concentra common stock received with respect to Select Medical restricted stock, generally no gain or loss will be recognized by a U.S. holder of shares of Select Medical common stock, and no amount will be included in such U.S. holder’s income, upon the receipt of Concentra common stock in the distribution for U.S. federal income tax purposes. U.S. holders of shares of Select Medical common stock will, however, recognize gain or loss for U.S. federal income tax purposes with respect to any cash received in lieu of a fractional share of Concentra common stock in the distribution. Select Medical will provide its stockholders with information intended to enable them to compute their tax basis in both Select Medical common stock and Concentra common stock. This information will be posted under the investor relations tab on Select Medical’s website at www.selectmedical.com and Concentra’s website at www.concentra.com. You should consult your own tax advisor as to the particular consequences of the distribution to you, including the applicability and effect of any U.S. federal, state and local tax laws, as well as any foreign tax laws. See “Material U.S. Federal Income Tax Consequences” below for more information.

7.	When will I receive my shares of Concentra common stock? Will I receive a stock certificate for shares of Concentra common stock distributed as a result of the distribution? Registered holders of shares of Select Medical common stock who are entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of shares of Concentra common stock as of the effective time of the distribution. You will not receive stock certificates reflecting your shares of Concentra common stock. For additional information, registered stockholders in the United States and Canada should contact Select Medical’s transfer agent, Computershare Trust Company, N.A., at 1-800-736-3001. Stockholders from outside the United States may call 1-781-575-3100.

8.	What if I hold my shares of Select Medical common stock through a broker, bank or other nominee? Select Medical stockholders who hold their shares of Select Medical common stock through a broker, bank or other nominee will have their brokerage account credited with shares of Concentra common stock. For additional information, those stockholders should contact their broker, bank or other nominee directly. Questions regarding the distribution can also be directed to our transfer agent, Computershare Trust Company, N.A., at 1-800-736-3001, or for stockholders from outside the United States, at 1-781-575-3100.

9.	How will the distribution affect my outstanding Select Medical equity awards? Select Medical has outstanding equity awards relating to its common stock in the form of shares of restricted stock granted under the Select Medical Holdings Corporation 2020 Equity Incentive Plan. Outstanding awards of Select Medical restricted stock held by Select Medical employees will continue to vest in accordance with the terms of such awards in effect on the Record Date based on their respective holders’ continued service with Select Medical. Notwithstanding the foregoing, Select Medical employees holding any such outstanding shares of Select Medical restricted stock on the Record Date, will also be entitled to receive 0.806971 shares of Concentra common stock for each share of Select Medical common stock subject to the award, free and clear of any restrictions applicable to the underlying shares of Select Medical restricted stock, except that, in lieu of any fractional shares, cash shall be payable as described above.

10.	Will Select Medical and Concentra enter into any agreements in connection with the distribution? Select Medical and Concentra do not intend to enter into any additional agreements in connection with the distribution. In connection with the IPO of Concentra common stock completed on July 26, 2024, Select Medical and Concentra entered into certain agreements governing the separation of the businesses and various interim arrangements, which include the (i) separation agreement, (ii) transition services agreement, (iii) tax matters agreement and (iv) Employee Matters Agreement, copies of which were filed as exhibits to Concentra’s and Select Medical’s respective Current Reports on Form 8-K on August 1, 2024.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On November 6, 2024, our board of directors approved the distribution of our interest in Concentra common stock to our stockholders. To effect the distribution, our board of directors declared a special stock distribution on shares of our common stock consisting of 104,093,503 shares of Concentra common stock owned by us; all of such shares will be received from SMC as an internal distribution that will take place immediately prior to the special stock distribution. On the Distribution Date, we will distribute, on a pro rata basis, all of the shares of Concentra common stock that we own to our stockholders. These shares represent approximately 81.7% of Concentra’s outstanding common stock as of the Record Date. As a result of the distribution, we will no longer hold any shares of Concentra common stock.

On the Distribution Date, holders of shares of Select Medical common stock will be entitled to receive 0.806971 shares of Concentra common stock on each outstanding share of Select Medical common stock they own as of the Record Date for the distribution, subject to a cash payment in lieu of any fractional shares pursuant to the procedures described below.

You will not be required to pay any cash or other consideration for the shares of Concentra common stock that will be distributed to you or to surrender or exchange your shares of Select Medical common stock to receive the distribution of shares of Concentra common stock. The distribution will not affect the number of shares of Select Medical common stock that you hold.

Distribution Subject to Select Medical’s Sole Discretion

The distribution is subject to applicable law and we, in our sole and absolute discretion, can determine (i) whether and when to proceed with all or part of the distribution and (ii) all terms of the distribution including the form, structure and terms of any transaction(s) or offering(s) to effect the distribution and the timing of and conditions to the consummation of the distribution. In addition, we may, subject to applicable law, at any time and from time to time until the completion of the distribution abandon, modify or change any or all of the terms of the distribution, including by accelerating or delaying the timing of the consummation of all or part of the distribution.

Purpose of the Distribution

We believe that the separation of Concentra and Select Medical and the distribution will provide significant benefits, such significant benefits include:

•	Enabling each business the ability to pursue individualized growth and suitable capital allocation strategies with its own dedicated management team, allowing each company to pursue more effectively its own distinct operating priorities and strategies;

•	Enabling the investment community to value each business independently, enabling each business to cultivate a shareholder base that is more supportive of its business strategy, potentially leading to a more valuable stock;

•	The proceeds received from the financing transactions entered into in anticipation of the distribution provide meaningful benefits to both Select Medical and Concentra by enabling each company to borrow on improved financial terms and have less leverage than they would have had in the absence of the separation;

•	Providing each company with a unique and more efficiently valued equity currency to fund acquisitions and other capital needs; and

•	Providing each company with a more effective tool for employee compensation.

The Number of Shares You Will Receive

For each share of Select Medical common stock for which you are the holder of record as of 5:00 p.m., New York City time, on the Record Date, you will receive that number of shares of Concentra common stock equal to the quotient obtained by dividing the 104,093,503 shares of Concentra common stock to be distributed in the distribution by the total number of shares of Select Medical common stock outstanding as of 5:00 p.m., New York City time, on the Record Date. Based on the number of shares of Select Medical common stock outstanding at such time, you will receive 0.806971 shares of Concentra common stock for each share of Select Medical common stock for which you were the holder of record as of 5:00 p.m., New York City time, on the Record Date, subject to a cash payment in lieu of any fractional shares pursuant to the procedures described below. The distributed shares of Concentra common stock will be fully paid and non-assessable and have no preemptive rights.

Trading Prior to or on the Distribution Date

Beginning on November 18, 2024, the Record Date, and continuing through the close of trading on the Distribution Date, the following markets will exist in shares of Select Medical and Concentra common stock:

•	Select Medical common stock “regular way” market (NYSE: SEM): Shares of Select Medical common stock that trade in the “regular way” market will trade with “due bills,” which are entitlements to shares of Concentra common stock to be distributed in the distribution. Any holders of shares of Select Medical common stock who sell Select Medical shares outstanding as of the Record Date the “regular way” prior to or on the Distribution Date will also be selling their right to receive the shares of Concentra common stock that were to be distributed to them in respect of those shares of Select Medical common stock.

•	Select Medical common stock “ex-distribution/when-issued” market (NYSE: SEM WI): Shares of Select Medical common stock that trade in the “ex-distribution/when-issued” market will trade without an entitlement to shares of Concentra common stock to be distributed in the distribution. If you own shares of Select Medical common stock on the Record Date and sell those shares of Select Medical common stock in the “ex-distribution/when-issued” market prior to or on the Distribution Date, you will still receive the shares of Concentra common stock that were to be distributed to you in respect of those shares of Select Medical common stock.

•	Concentra common stock “regular way” market (NYSE: CON): The “regular way” market is the same market for Select Medical common stock that has been in existence since Select Medical completed its initial public offering of its common stock in July 2024.

•	Concentra common stock “when-issued” market (NYSE: CON WI): The “when-issued” market for Concentra common stock relates to the shares of Concentra common stock that will be distributed to Select Medical stockholders in the distribution. Therefore, if you are entitled to receive shares of Concentra common stock in the distribution, you may trade your entitlement to such shares of Concentra common stock, without the corresponding shares of Select Medical common stock you own, in the Concentra common stock “when-issued” market.

All trades in the “regular way” markets will settle on the trading day after the trade date. The “due bills” will settle on the trading day after the Distribution Date. All trades in the “ex-distribution/when-issued” market and “when-issued” markets will settle on the second trading day after the Distribution Date, irrespective of the trade date.

Concentra common stock currently trades on the NYSE under the symbol “CON.”

You are encouraged to consult with your financial advisors regarding the specific implications of trading Select Medical common stock and Concentra common stock prior to or on the Distribution Date.

Transferability of Shares You Receive

The shares of Concentra common stock distributed to Select Medical stockholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Concentra under the U.S. Securities Act of 1933, as amended, which we refer to as the Securities Act. Persons who may be deemed to be affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with, Concentra, and include its directors, certain of its officers, and significant stockholders. Concentra affiliates will be permitted to sell their shares of Concentra common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Distribution of the Special Stock Distribution

Select Medical will pay the special stock distribution on the Distribution Date by releasing Select Medical’s shares of Concentra common stock for distribution by Computershare Trust Company, N.A., our distribution agent. The distribution agent will cause the shares of Concentra common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

Registered Holders. If you are the registered holder of shares of Select Medical common stock and hold your shares in book-entry form, the shares of Concentra common stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of Concentra common stock.

“Street Name” Holders. Many Select Medical stockholders have shares of Select Medical common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm (or its nominee) is the registered holder that holds the shares on your behalf. For stockholders who hold their shares of Select Medical common stock in an account with a bank or brokerage firm, the shares of Concentra common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of Concentra common stock that you are entitled to receive in the distribution. We anticipate that this will take three to eight business days after the Distribution Date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Concentra common stock credited to your account.

Fractional Shares. Select Medical stockholders will not receive any fractional shares of Concentra common stock in the distribution. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices on behalf of the Select Medical stockholders, and distribute the aggregate cash proceeds of the sales, net of brokerage fees and other costs, pro rata (based on the fractional share such holder would otherwise be entitled to receive and reduced by expenses and any required tax withholding) to each holder who otherwise would have been entitled to receive a fractional share in the distribution. Neither we, Concentra, nor the distribution agent are required to guarantee any minimum sale price for the fractional shares of Concentra common stock. The distribution agent, in its sole discretion, without any influence by Concentra or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System. Concentra common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Concentra common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of Concentra common stock. The distribution agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the fractional shares for which you will receive cash promptly after the Distribution Date. You can obtain more information regarding the direct registration system by contacting Concentra’s transfer agent and registrar. Contact information for Concentra’s transfer agent and registrar is provided elsewhere in this information statement. If you are entitled to receive cash in lieu of fractional shares in the distribution, a check will be separately mailed to you.

Treatment of Equity Awards

Select Medical has outstanding equity awards relating to its common stock in the form of shares of restricted stock granted under the Select Medical Holdings Corporation 2020 Equity Incentive Plan (the “Select Equity Plan”). Outstanding and unvested shares of Select Medical restricted stock held by Select Medical employees will continue to vest in accordance with the terms of such awards in effect on the Record Date based on their respective holders’ continued service with Select Medical. A holder of unvested shares of Select Medical common stock should consult with Select Medical and their own tax advisor regarding the U.S. federal income tax consequences of receiving Concentra common stock in respect of such shares. Notwithstanding the foregoing, Select Medical employees holding any such outstanding and unvested shares of Select Medical restricted stock as of 5:00 p.m., New York City time, on the Record Date will also be entitled to receive 0.806971 shares of Concentra common stock for each share of Select Medical common stock subject to the award, free and clear of any restrictions applicable to the underlying shares of Select Medical restricted stock, except that, in lieu of any fractional shares, cash shall be payable as described above. Concentra adopted the Concentra Group Holdings Parent, Inc. Long-Term Incentive Plan on July 15, 2024, which is an equity compensation plan for the benefit of eligible Concentra employees that is substantially similar to the Select Equity Plan. Following the Distribution Date, future awards of equity and equity-based compensation to eligible Concentra employees and other service providers will be granted under the Concentra Group Holdings Parent, Inc. Long-Term Incentive Plan rather than the Select Equity Plan.

Material U.S. Federal Income Tax Consequences

The following is a discussion of material U.S. federal income tax consequences of the distribution of Concentra common stock to U.S. holders (as defined below) of Select Medical common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury regulations promulgated thereunder, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, in each case as in effect and available as of the date of this information statement and all of which are subject to differing interpretation and change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this document.

This discussion applies only to U.S. holders of Select Medical common stock who hold such stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) and does not apply with respect to Select Medical restricted stock. This discussion is based upon the assumption that the distribution was or will be consummated in accordance with the separation agreement and the other separation-related agreements and as described in this information statement. This discussion is for general information only and is not tax advice. It does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Select Medical common stock in light of their particular circumstances nor does it address tax considerations applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation) holders who acquired Select Medical common stock upon the exercise of employee stock options or otherwise as compensation, insurance companies, financial institutions, mutual funds, certain former U.S. citizens or long-term residents of the United States, holders liable for the alternative minimum tax, holders whose functional currency is not the U.S. dollar, holders who hold their Select Medical common stock as part of a hedge, straddle, synthetic security, integrated investment, constructive sale or conversion transaction, broker-dealers, traders in securities that elect a mark-to-market method of accounting, tax-exempt organizations, or partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes), or other pass-through entities, and the owners thereof. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. In addition, no information is provided in this discussion with respect to any tax considerations under foreign, state, or local laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion does not address the tax consequences to any person who actually or constructively owns 5% or more of Select Medical common stock.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Select Medical common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders of Select Medical common stock that are partnerships and partners in such partnerships should consult their own tax advisors as to the tax consequences of the distribution.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Select Medical common stock that is treated as issued and outstanding for U.S. federal income tax purposes, and may include:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S., FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

Select Medical requested a private letter ruling from the IRS (the “IRS Ruling”) with respect to the qualification of the distribution as a tax-free spin-off under Section 355 of the Code, based on certain facts and representations set forth in its request for the IRS Ruling. The IRS Ruling dated February 21, 2024 provides that the distribution will qualify as a distribution governed by Section 355(a) of Code, and accordingly, (i) no gain or loss will be recognized by Select Medical as a result of the distribution other than any deferred intercompany gains or losses, and (ii) no gain or loss will be recognized by U.S. holders of Select Medical common stock upon the receipt of Concentra common stock in the distribution. The IRS Ruling is based upon and relies on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of Select Medical and Concentra (including those relating to the past and future conduct of Select Medical and Concentra). If any of these facts, assumptions, representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if Select Medical or Concentra breach any of their respective covenants relating to the separation, the IRS Ruling may be invalid and the conclusions reached therein could be jeopardized, and as a consequence, the IRS could assert that the distribution and/or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, Select Medical, Concentra and Select Medical stockholders could be subject to significant U.S. federal income tax liability. See “Material U.S. Federal Income Tax Consequences if the Distribution is Taxable” below.

The IRS Ruling does not address all of the requirements for tax-free treatment of the distribution, and Select Medical expects to receive an opinion from each of Dechert LLP and KPMG LLP to the effect that the distribution will qualify as a tax-free distribution under Section 355 of the Code. An opinion from an outside tax adviser is not binding on the IRS. Accordingly, the IRS may reach conclusions with respect to the distribution that are different from the conclusions reached in the opinions delivered by Dechert LLP and KPMG LLP. Each of the opinions will be based on certain factual statements and representations, which, if incomplete or untrue in any material respect, could alter such outside tax advisor’s conclusions.

Material U.S. Federal Income Tax Consequences if the Distribution Qualifies as a Transaction that is Generally Tax-Free Under Sections 355 of the Code.

Assuming the distribution, qualifies as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Sections 355 of the Code, the U.S. federal income tax consequences of the distribution generally are as follows:

•	other than with respect to the Concentra shares distributed in respect of restricted Select Medical stock, no gain or loss will be recognized by, and no amount will be includable in the income of Select Medical with respect to the distribution of Concentra shares;

•	no gain or loss will be recognized by (and no amount will be included in the income of) U.S. holders of Select Medical common stock upon the receipt of Concentra common stock in the distribution, except with respect to any cash received in lieu of fractional shares of Concentra common stock (as described below);

•	the aggregate tax basis of the Select Medical common stock and the Concentra common stock received in the distribution (including any fractional share interest in Concentra common stock for which cash is received) in the hands of each U.S. holder of Select Medical common stock immediately after the distribution will equal the aggregate basis of Select Medical common stock held by the U.S. holder immediately before the distribution, allocated between the shares of Select Medical common stock and Concentra common stock (including any fractional share interest in Concentra common stock for which cash is received) in proportion to the relative fair market value of each on the Distribution Date; and

•	the holding period of the Concentra common stock received by each U.S. holder of Select Medical common stock in the distribution (including any fractional share interest in Concentra common stock for which cash is received) will generally include the holding period at the time of the distribution for the Select Medical common stock with respect to which the distribution is made.

A U.S. holder who receives cash in lieu of a fractional share of Concentra common stock in the distribution will be treated as having first received such fractional share in the distribution and then having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and such U.S. holder’s adjusted tax basis in such fractional share. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for its Select Medical common stock exceeds one year at the time of distribution.

If a U.S. holder of Select Medical common stock holds different blocks of Select Medical common stock (generally shares of Select Medical common stock acquired on different dates or at different prices), such holder should consult its tax advisor regarding the determination of the basis and holding period of shares of Concentra common stock received in the distribution in respect of particular blocks of Select Medical common stock.

Material U.S. Federal Income Tax Consequences if the Distribution is Taxable

As discussed above, Select Medical requested and has received a private letter ruling from the IRS with respect to the qualification of the distribution as a tax-free spin-off under Section 355 of the Code based on certain facts and representations set forth in its request for the IRS Ruling. Notwithstanding receipt by Select Medical of the IRS Ruling and written opinions from each of Dechert LLP and KPMG LLP, if any of the facts, assumptions, representations, statements or undertakings provided by Select Medical or Concentra in the request for the IRS Ruling is, or becomes, inaccurate or incomplete, the IRS could assert that the distribution does not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, the consequences described above would not apply, and Select Medical, Concentra and Select Medical stockholders could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within the control of Select Medical or Concentra could cause the distribution and certain related transactions to not qualify for tax-free treatment for U.S. federal income tax purposes. Depending on the circumstances, Concentra may be required to indemnify Select Medical for taxes (and certain related losses) resulting from the distribution not qualifying as tax-free for U.S. federal income tax purposes.

If the distribution fails to qualify as a tax-free transaction for U.S. federal income tax purposes, in general, Select Medical would recognize taxable gain as if it had sold the Concentra common stock in a taxable sale for its fair market value (unless Select Medical and Concentra jointly make an election under Section 336(e) of the Code with respect to the distribution, in which case, in general, (i) the Select Medical group would recognize taxable gain as if Concentra had sold all of its assets in a taxable sale in exchange for an amount equal to the fair market value of the Concentra common stock and the assumption of Concentra’s liabilities and (ii) Concentra would obtain a related step up in the basis of its assets) and Select Medical stockholders who receive shares of Concentra common stock in the distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.

Even if the distribution were to otherwise qualify as tax-free under Sections 355, it may result in taxable gain to Select Medical under Section 355(e) of the Code if the distribution was later deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a fifty percent or greater interest (by vote or value) in Select Medical or Concentra. For this purpose, any acquisitions of Select Medical or Concentra shares within the period beginning two years before the distribution and ending two years after the distribution are presumed to be part of such a plan, although Select Medical or Concentra may be able to rebut that presumption.

In connection with the separation and the distribution, Concentra and Select Medical entered into a tax matters agreement pursuant to which Concentra will be responsible for certain liabilities and obligations following the distribution. In general, under the terms of the tax matters agreement, if the distribution was to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 (including as a result of Section 355(e) of the Code) and if such failure were the result of actions taken after the distribution by Select Medical or Concentra, the party responsible for such failure will be responsible for all taxes imposed on Select Medical or Concentra to the extent such taxes result from such actions. However, if such failure was the result of any acquisition of Concentra shares or assets, or of any of Concentra’s representations, statements or undertakings being incorrect, incomplete or breached, Concentra generally will be responsible for all taxes imposed as a result of such acquisition or breach. The indemnification obligations of Concentra or Select Medical under the tax matters agreement are not limited in amount or subject to any cap. If Concentra is required to pay any taxes or indemnify Select Medical and its subsidiaries and their respective officers and directors under the circumstances set forth in the tax matters agreement, Concentra may be subject to substantial liabilities.

Backup Withholding and Information Reporting

Payments of cash to U.S. holders of Select Medical common shares in lieu of fractional shares of Concentra common stock may be subject to information reporting and backup withholding (currently, at a rate of 24%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE FOREGOING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

INFORMATION ABOUT CONCENTRA

Overview of Concentra

Concentra was founded in 1979 and has grown to be the largest provider of occupational health services in the United States by number of locations. Concentra’s national presence enables it to provide access to high-quality care that supports its mission to improve the health of America’s workforce. As of September 30, 2024, Concentra operated 549 stand-alone occupational health centers in 41 states and 156 onsite health clinics at employer worksites in 36 states. Concentra also has expanded its reach via its telemedicine program serving 43 states and the District of Columbia. In total, Concentra delivers services across 45 states and the District of Columbia. Concentra’s patients are generally employed by Concentra’s main customers — employers across the United States.

Background of the Separation of Concentra from Select Medical.

On July 26, 2024, Concentra completed the IPO of 22,500,000 shares of Concentra common stock, which included 3,375,000 shares of Concentra common stock allocated to the underwriters’ option to purchase additional shares of Concentra common stock, which was partially exercised on August 27, 2024. Prior to the IPO, SMC owned 100% of Concentra’s outstanding common stock. Immediately following the IPO, SMC owned 104,093,503 shares of Concentra common stock, or approximately 81.7% of Concentra’s outstanding common stock. Immediately prior to the special stock distribution, Select Medical will receive 104,093,503 shares of common stock, par value $0.01 per share, of Concentra common stock as a distribution from SMC. On November 6, 2024, we announced that our board of directors had authorized a special stock distribution to Select Medical stockholders of the 104,093,503 shares of Concentra common stock that we own after the distribution of Concentra common stock we received from SMC.

Concentra common stock is currently listed on the New York Stock Exchange under the symbol “CON.” For a more complete description of Concentra common stock, you should review Concentra’s amended and restated certificate of incorporation and amended and restated bylaws. See “Where You Can Find Additional Information” below for instructions on how to obtain these documents.

Concentra Transfer Agent and Registrar

The transfer agent and registrar for Concentra common stock is Computershare Trust Company, N.A. Following the distribution, all correspondence regarding Concentra common stock should be sent to the following address:

Computershare Trust Company

PO Box 43006

Providence, RI, 02940-3006

U.S. and Canada: 1-800-736-3001

International: 1-781-575-3100

Internet: www.computershare.com

WHERE CAN YOU FIND ADDITIONAL INFORMATION

Concentra and Select Medical are each subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements, and other information with the SEC, including financial statements. If you would like more information about Concentra, we urge you to read Concentra’s reports filed with the SEC. You may obtain these reports, and Select Medical’s reports filed with the SEC, at the SEC’s website at www.sec.gov.

Concentra and Select Medical maintain websites that offer additional information about each company.

•	Visit Concentra’s website at www.concentra.com

•	Visit our website at www.selectmedical.com

Information contained on any website referenced in this information statement is not incorporated by reference into this information statement.